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                                                                    EXHIBIT 99.1


                          ARONEX PHARMACEUTICALS, INC.

                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN


                  1. PURPOSE OF THE PLAN

                  This Aronex Pharmaceuticals, Inc. Amended and Restated 1998 Stock Option Plan is intended to promote the interests of the Company by providing the employees, consultants and directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company.

                  2. DEFINITIONS

                  As used in the Plan, the following definitions apply to the terms indicated below:

                  (a) "Board of Directors" shall mean the Board of Directors of Aronex Pharmaceuticals, Inc.

                  (b) "Cause," when used in connection with the termination of a Participant's employment or other relationship with the Company, shall mean the termination of such relationship by the Company by reason of
         (i) the conviction of the Participant of a crime involving moral turpitude by a court of competent jurisdiction as to which no further appeal can be taken; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to him and agreed to by him;
         (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Insider Trading Policy or Business Ethics Policy, if any, then in effect.

                  (c) "Change in Control" shall mean the occurrence of any of the following events:

                           (i) any Person becomes, after the effective date of
                  this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) Individuals who constitute the Incumbent Board
                  cease, for any reason, to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a director subsequent to the Effective Date who was nominated for election by at least 66 2/3% of the Incumbent Board (other than the nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Board of Directors, as such terms are used



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                  in Rule 14a-11 of Regulation 14A promulgated under the
                  Exchange Act) shall be, for purposes of this Plan, considered a member of the Incumbent Board;

                           (iii) the Board of Directors determines in its sole
                  and absolute discretion that there has been a change in control of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

                  (f) "Common Stock" shall mean the Company's common stock, $.001 par value per share.

                  (g) "Company" shall mean Aronex Pharmaceuticals, Inc., a Delaware corporation, and each of its Subsidiaries, and its successors.

                  (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services.

                  (i) "Director" shall mean any person who is a member of the Board of Directors of the Company.

                  (j) "Disability" shall mean the physical or mental disability of the Participant to such an extent that the Participant is unable substantially to perform his or her usual duties at the Company for a period of 60 consecutive days, or a written certification by two doctors selected by the Participant and acceptable to the Company that the Participant is substantially unable to perform such duties.

                  (k) "Effective Date" shall mean the date upon which the Plan is approved by the affirmative vote of the Board of Directors of the Company.

                  (l) "Employee" shall mean any person employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (n) "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock as quoted on the Nasdaq National Market ("Nasdaq") or
         (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the



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         price of a share of Common Stock shall not be so reported, the Fair
         Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

                  (o) "Incentive Award" shall mean an Option, a grant of Restricted Stock or a Stock Bonus granted pursuant to the terms of the Plan.

                  (p) "Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

                  (q) "Incumbent Board" shall mean the Board of Directors as constituted on the Effective Date.

                  (r) "Issue Date" shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(d) hereof.

                  (s) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

                  (t) "Option" shall mean an option to purchase shares of Common Stock of the Company granted pursuant to Section 6 hereof. Each Option shall be identified either as an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

                  (u) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

                  (v) "Participant" shall mean an employee, consultant or director of the Company who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan and his successors, heirs, executors and administrators, as the case may be, to the extent permitted hereby.

                  (w) "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations in effect from time to time thereunder.

                  (x) "Plan" shall mean this Amended and Restated 1998 Stock Option Plan, as it may be amended from time to time.

                  (y) "Qualified Domestic Relations Order" shall mean a qualified domestic relations order as defined in the Code, in Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.

                  (z) "Regulations" shall mean all regulations promulgated pursuant to the Code.

                  (aa) "Restricted Stock" shall mean a share of Common Stock which is granted pursuant to the terms and subject to the restrictions set forth in Section 7 hereof.

                  (bb) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.



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                  (cc) "Stock Bonus" shall mean a grant of a bonus or payment for services in lieu of cash, payable in shares of Common Stock pursuant to Section 8 hereof.

                  (dd) "Subsidiary" or "Subsidiaries" shall mean any and all corporations in which at the pertinent time the Company owns, directly or indirectly, stock vested with more than fifty percent of the total combined voting power of all classes of stock of such corporation.

                  (ee) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock may vest.

                  3. STOCK SUBJECT TO THE PLAN

                  Under the Plan, the Committee may grant to Participants (i) Options, (ii) Restricted Stock, and/or (iii) Stock Bonuses.

                  The Committee may grant Options, shares of Restricted Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed the greater of (i) 2,600,000 shares or (ii) ten percent of the issued and outstanding shares of Common Stock determined as of the close of business on the last day of the preceding fiscal quarter of the Company. The Company will, during the term of this Plan, reserve and keep available for issuance a sufficient number of shares of Common Stock to satisfy the requirements of the Plan.

                  The total number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 2,600,000 shares, subject to adjustment on the same basis as outstanding Options are adjusted pursuant to Section 9(b).

                  If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or any shares of Common Stock granted in a Stock Bonus are forfeited or canceled for any reason, such shares shall again be available for grant under the Plan.

                  Shares of Common Stock issued under the Plan may be either newly issued or treasury shares, at the discretion of the Committee.

                  4. ADMINISTRATION OF THE PLAN

                  The Plan shall be administered by the Committee, which shall consist of two or more persons each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under Section 16 of the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee shall from time to time designate the Participants who shall be granted Incentive Awards and the amount and type of such Incentive Awards.

                  The Committee shall have full authority to administer the Plan, including authority to (i) interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it, (ii) adopt such rules and regulations for administering the Plan as it may deem necessary and (iii) delegate the authority to designate Participants and the amount and type of Incentive Awards to be granted where the Committee deems such delegation appropriate. Decisions of the Committee shall be final and binding on all parties.



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                  The Committee may, in its absolute discretion (i) accelerate the date on which any Option granted under the Plan becomes exercisable, (ii) extend the date on which any Option granted under the Plan ceases to be exercisable or (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed pursuant to Section 7(b) hereof, with respect to any share of Restricted Stock granted under the Plan.

                  In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding Section 3 hereof, Incentive Awards granted on the condition of surrender of outstanding Incentive Awards shall not count against the limits set forth in such Section 3 until such time as such Incentive Awards are surrendered.

                  Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Committee in its absolute discretion.

                  No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

                  5. ELIGIBILITY

                  All Employees, Consultants and Directors of the Company shall be eligible to receive Incentive Awards pursuant to the Plan; however, Incentive Stock Options may only be granted to Employees of the Company.

                  6. OPTIONS

                  The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

                  (a) Identification of Options

                  All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

                  (b) Exercise Price

                  The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the minimum price required by



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         law. Except as provided in Section 6(d) hereof, the exercise price of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

                  (c) Term and Exercise of Options

                           (1) Each Option shall be exercisable on such date or
                  dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing the Option; provided, however, that (A) no Incentive Stock Option shall be exercisable after the expiration of seven years from the date such Incentive Stock Option was granted, and (B) no Non-Qualified Stock Option shall be exercisable after the expiration of seven years and one day from the date such Non-Qualified Stock Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

                           (2) Each Option shall be exercisable in whole or in
                  part with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(5) hereof.

                           (3) An Option shall be exercised by delivering notice
                  to the Company's principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise (unless a shorter period is approved by the Committee). Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

                           (4) Any Option granted under the Plan may be
                  exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant



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                  and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

                           (5) Certificates for shares of Common Stock purchased
                  upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant.

                           (6) During the lifetime of a Participant each Option
                  granted to him shall be exercisable only by him. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.

                  (d) Limitations on Grant of Incentive Stock Options

                           (1) The aggregate Fair Market Value of shares of
                  Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. If the aggregate Fair Market Value of shares of Common Stock underlying such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations promulgated under the Code (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or if such Regulations (or authority) require or permit a designation of the options which shall cease to constitute Incentive Stock Options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

                           (2) No Incentive Stock Option may be granted to an
                  individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

                  (e) Effect of Termination of Employment

                  Unless otherwise expressly provided for by the Committee in its approval of an Option:



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                           (1) If the employment of a Participant with the
                  Company shall terminate for any reason other than Cause, Disability, the voluntary retirement of the Participant in accordance with the Company's retirement policy as then in effect or the death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of ninety days after such termination, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that the Committee may extend such period in its sole discretion (except that the agreement of the holder of any Incentive Stock Option shall be required as a condition to such extension if the effect of such extension would be to make such option ineligible for treatment as an Incentive Stock Option under the Code); and provided further, no Option shall be exercisable after the expiration of its term.

                           (2) If the employment of a Participant with the
                  Company shall terminate on account of the Disability, the voluntary retirement of the Participant in accordance with the Company's retirement policy as then in effect or the death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, the Committee may extend such period in its sole discretion (except that the agreement of the holder of any Incentive Stock Option shall be required as a condition to such extension if the effect of such extension would be to make such option ineligible for treatment as an Incentive Stock Option under the Code); and provided further, that no Option shall be exercisable after the expiration of its term.

                           (3) In the event of the termination of a
                  Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

                  (f) Acceleration of Exercise Date Upon Change in Control

                  Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan or the agreement evidencing the option.

                  7. RESTRICTED STOCK

                  The Committee may grant shares of Restricted Stock pursuant to the Plan. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:



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                  (a) Issue Date and Vesting Date

                  At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 7(c) and 7(f) hereof, upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7(d) hereof. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof are satisfied, and except as provided in Sections 7(c) and 7(f) hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) hereof shall cease to apply to such share.

                  (b) Conditions to Vesting

                  At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it in its absolute discretion deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

                  (c) Restrictions on Transfer Prior to Vesting

                  Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

                  (d) Issuance of Certificates

                           (1) Except as provided in Sections 7(c) or 7(f)
                  hereof, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificates unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                           The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Aronex Pharmaceuticals, Inc. Amended and Restated 1998 Stock Option Plan and an Agreement entered into between the registered owner of such shares and Aronex Pharmaceuticals, Inc. A copy of the Plan and the Agreement is on file in the office of the Secretary of Aronex Pharmaceuticals, Inc., 8707 Technology Forest Drive, The Woodlands, Texas 77381.



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                           Such legend shall not be removed from the certificate
                  evidencing such shares until such shares vest pursuant to the terms hereof.

                           (2) Each certificate issued pursuant to Paragraph
                  7(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

                  (e) Consequences Upon Vesting

                  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Paragraph 7(d)(1) hereof, together with any other property of the Participant held by Company pursuant to Section 7(d) hereof; provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

                  (f) Effect of Termination of Employment

                           (1) If the employment of a Participant with the
                  Company shall terminate for any reason other than Cause prior to the vesting of shares of Restricted Stock granted to such Participant, a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares of Restricted Stock or, in the discretion of the Committee, at the time of such termination or at any other time or from time to time, and may be based on the achievement of any conditions imposed by the Committee with respect to such shares. Such portion may equal zero.

                           (2) In the event of the termination of a
                  Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited.

                  (g) Effect of Change in Control

                  Upon the occurrence of a Change in Control, all shares of Restricted Stock which have not theretofore vested (including those with respect to which the Issue Date has not yet occurred) shall immediately vest.

                  8. STOCK BONUSES

                  The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts as it shall determine from time to time. The Committee may delegate authority to grant Stock Bonuses in the event such Stock Bonus is made in payment of services rendered to the Company by either a director or a consultant. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee (or such delegated authority) shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the director or



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consultant to whom such grant was made and delivered to such director or consultant as soon as practicable after the date on which such Stock Bonus is required to be paid.

                  9. ADJUSTMENT UPON CHANGES IN COMMON STOCK

                  (a) Outstanding Restricted Stock

                  Unless the Committee in its absolute discretion otherwise determines, if a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split recapitalization, merger, consolidation, combination, exchange of shares or otherwise, such securities or other property will not vest until such share of Restricted Stock vests, and shall be held by the Company pursuant to Paragraph 7(d)(2) hereof.

                  The Committee may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

                  (b) Outstanding Options, Increase or Decrease in Issued Shares Without Consideration

                  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares and the exercise price per share of Common Stock subject to each outstanding Option. Conversion of any of the Company's convertible securities shall not be deemed to have been "effected without receipt of consideration by the Company."

                  (c) Outstanding Options, Certain Mergers

                  Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

                  (d) Outstanding Options, Certain Other Transactions

                  In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                           (i) cancel, effective immediately prior to the
                  occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or

                           (ii) provide for the exchange of each Option
                  outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

                  (e) Outstanding Options, Other Changes

                  In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 9(b), (c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

                  (f) No Other Rights

                  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

                  10. RIGHTS AS A STOCKHOLDER

                  No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 9 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                  11. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

                  Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

                  No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

                  12. SECURITIES MATTERS

                  (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

                  (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

                  13. WITHHOLDING TAXES

                  Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share of Restricted Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares.

                  14. AMENDMENT OF THE PLAN

                  The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at an annual or special meeting of stockholders, no revision or amendment shall (i) increase the number of shares of Common Stock that may be issued under the Plan, except as provided in Section 9 hereof, (ii) materially increase the benefits accruing to individuals holding Incentive Awards granted pursuant to the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

                  15. NO OBLIGATION TO EXERCISE

                  The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

                  16. TRANSFERS UPON DEATH

                  Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

                  17. EXPENSES AND RECEIPTS

                  The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

                  18. FAILURE TO COMPLY

                  In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part as the Committee, in its absolute discretion, may determine.

                  19. EFFECTIVE DATE AND TERM OF PLAN

                  In the event that this Plan shall not have been approved by the requisite vote of the stockholders entitled to vote at a meeting of the stockholders of the Company called for such purpose prior to January 18, 2002, any Incentive Stock Options granted pursuant to this Plan shall automatically become Non-Qualified Stock Options without any further action. No Incentive Award shall be granted pursuant to this Plan on or after January 18, 2011.

                          ARONEX PHARMACEUTICALS, INC.
                     AMENDED AND RESTATED 1993 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN
                                  (AS AMENDED)

         Aronex Pharmaceuticals, Inc., a Delaware Corporation (the "Company") hereby amends its Amended and Restated 1993 Non-Employee Director Stock Option Plan (this "Plan"), effective as of January 18, 2001, subject to stockholder approval.

         1.       PURPOSE.

         The purpose of this Plan is to promote and advance the interests of the Company by aiding the Company in attracting and retaining qualified directors of the Company who, at the time of their service, are not employees of the Company or any of its subsidiaries ("Non-Employee Directors"), and to further align the interests of such Non-Employee Directors with those of stockholders through stock options. An additional purpose of this Plan is to recognize and reward the contributions of Non-Employee Directors who are actively involved in aspects of the Company's business beyond their role as directors.

         2.       ADMINISTRATION.

         This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which shall consist of not less than two members of the Board of Directors, each of whom will be a "non-employee director" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. For the purposes of this Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including (without limitation) the exercise of any power or discretion given to him under this Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of this Plan, or as to options granted hereunder (the "Options"), shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee.

         3.       OPTION SHARES.

         The stock subject to the Options and other provisions of this Plan shall be shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted shall not exceed 1,200,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 11 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

         If any outstanding Option for any reason shall expire or terminate by reason of the death of the optionee or the fact that the optionee ceases to be a director, the surrender of any such Option, or any other cause, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under this Plan.

         4.       GRANT OF OPTIONS.

         (a)      Formula Grants.

                  (i) Directors Elected after the Effective Date of the Amendment and Restatement of this Plan. Subject to the provisions of
         Section 15 hereof, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who is not otherwise an employee of the Company, and who is first elected to the Board of Directors after the effective date of the amendment and restatement of this Plan, shall be granted, on the date of his election, an Option to purchase 25,000 shares of Common Stock (such number of shares being subject to the adjustments provided in Section 11 of this Plan) at a per share Option Price equal to the fair market value of a share of Common Stock on such date.

                  (ii) Annual Grants. On December 31 of each year that this Plan is in effect, each Non-Employee Director who is in office on that day (provided that such Non-Employee Director has served as a director for at least six months prior to such date) shall automatically receive an Option to purchase 7,500 shares of Common Stock (such number of shares being subject to the adjustments provided in Section 11 of this Plan) at a per share Option Price equal to the fair market value of a share of Common Stock on such date. (iv) Fair Market Value. For purposes of this Section 4, the "fair market value" of a share of Common Stock as of any particular date shall mean (i) if the Common Stock is listed or admitted to trading on any securities exchange or on the National Association of Securities Dealers (the "NASD") Automated Quotation System ("Nasdaq") National Market, the closing price on such day on the principal securities exchange or on the Nasdaq National Market on which the Common Stock is traded or quoted, or if such day is not a trading day for such securities exchange or the Nasdaq National Market, the closing price on the first preceding day that was a trading day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on the Nasdaq National Market, the closing bid price on such day as reported by the NASD, or if no such price is reported by the NASD for such day, the closing bid price as reported by the NASD on the first preceding day for which such price is available, and (iii) if the Common Stock is not then listed or admitted to trading on any securities exchange or on the Nasdaq National Market and no such closing bid price is reported by the NASD, as determined by the Committee in good faith.

                  (iii) No Discretion with Respect to Formula Grants. The selection of Non-Employee Directors to whom Options are to be granted pursuant to this Section 4(a), the number of shares subject to any such Option, the exercise price of any such Option and the term of any such Option shall be as provided herein and the Committee shall have no discretion as to such matters.

         (b) Discretionary Grants. The Committee may from time to time authorize grants to any Non-Employee Director (provided that no such grant may be made to a Non-Employee Director who is a member of the Committee, and that no such grant may be made that would prevent the members of the Committee from constituting "non-employee director" within the meaning of Rule 16b-3 or "outside directors" within the meaning of Section 162(m)) of Options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

                  (i) Each grant will specify the number of shares of Common Stock to which the Option granted pertains.

                  (ii) Each grant will specify the Option Price of the Option, which may be less than, equal to or greater than the fair market value of a share of Common Stock on the date of grant.

                  (iii) Each grant may specify the required period or periods of continuous service by the grantee with the Company and/or the other conditions of vesting (if any) before the Option or installments thereof will become exercisable.

         (c) Outstanding Options. The amendment and restatement of this Plan shall not affect the terms and conditions of any Options (including terms relating to the vesting and term thereof) outstanding under this Plan on the effective date of such amendment and restatement.

         5.       VESTING AND TERM OF OPTIONS.

         Each Option granted under Section 4(a) of this Plan shall vest in full and be exercisable to purchase all of the shares of Common Stock subject to the Option on the date on which the Option was granted, and each Option granted under Section 4(b) of this Plan shall vest and be exercisable to purchase the number of shares subject to the Option at such times and upon such conditions as may be established by the Committee on the date of grant, subject in each case to earlier termination as provided in Section 8 of this Plan. Each Option granted under this Plan shall expire on the tenth anniversary of the date on which the Option was granted.

         6.       EXERCISE OF OPTIONS.

         An optionee may exercise his Option by delivering to the Company a written notice stating (a) that such optionee wishes to exercise such Option on the date such notice is so delivered, (b) the number of shares of Common Stock with respect to which such Option is to be exercised and (c) the address to which the certificate representing such shares of stock should be mailed. To be effective, such written notice shall be accompanied by payment of the Option Price of each of such shares of Common Stock. Each such payment shall be made by cash, cashier's check or bank draft drawn on a national banking association or postal or express money order, payable to the order of the Company in United States dollars.

         Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an optionee if (i) the broker-dealer has received from the optionee or the Company a duly endorsed agreement evidencing such Option and instructions signed by the optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due on such exercise and (iii) the broker-dealer and the optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

         As promptly as practicable after the receipt by the Company, in the form required by the foregoing provisions of this Section 6, of (a) such written notice from the optionee and (b) payment, of the Option Price of the shares of stock with respect to which such Option is to be exercised, the Company shall deliver to such optionee a certificate representing the number of shares of stock with respect to which such Option has been so exercised registered in the name of such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

         7.       TRANSFERABILITY OF OPTIONS.

         Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution.

         8.       TERMINATION.

         Except as may be otherwise expressly provided in this Plan or otherwise determined by the Committee, each Option, to the extent it shall not have been exercised previously, shall terminate on the earliest of the following:

         On the last day of the 24 month period commencing on the date on which the optionee ceases to be a member of the Company's Board of Directors, for any reason other than the death of the optionee, during which period the optionee shall be entitled to exercise all Options held by the optionee on the date on which the optionee ceased to be a member of the Company's Board of Directors which could have been exercised on such date;

         On the last day of the six-month period commencing on the date of the optionee's death while serving as a member of the Company's Board of Directors, during which period the executor or administrator of the optionee's estate or the person or persons to whom the optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his death; or

         Ten years after the date of grant of such Option.

         9.       REQUIREMENTS OF LAW.

         The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provisions of any law or regulation of any governmental authority. Each Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors of the Company or the Committee shall determine that (i) the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, (ii) the consent or approval of any governmental regulatory body, or (iii) the making of investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Any determination in this connection by the Committee shall be final, binding and conclusive. If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such shares the following legend or any legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE

         CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR
         TRANSFER.

         The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereinafter amended) and, if any shares are so registered, the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation or any governmental authority.

         10.      NO RIGHTS AS STOCKHOLDER.

         No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Section 11 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

         11.      CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

         The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any of all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefor in money, services or property, then (a) the number, class and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under this Plan and the number of shares to be subject to the grants to be made pursuant to Section 4(a)(ii) and (iii) shall be adjusted by substituting for the total number and class of shares of stock then reserved or subject to grant the number and class or classes or shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment, disregarding any fractional shares.

         If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets while unexercised Options remain outstanding under this Plan, or if any "person" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option may be exercised.

         Except as otherwise expressly provided in this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

         12.      AMENDMENT OR TERMINATION OF PLAN.

         The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) materially increase the benefits accruing to participants under this Plan; (b) materially increase the number of shares of Common Stock that may be issued under this Plan; or (c) materially modify the requirements as to eligibility for participation in this Plan, unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (x) by law, (y) by the rules and regulations of, or any agreement with, the National Association of Securities Dealers, Inc. or (z) to make available to the optionee with respect to any Option granted under this Plan the benefits of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), or any similar or successor rule. In addition, this Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) under the 1934 Act other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All Options granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Options outstanding under this Plan at the time of such amendment, modification or revision. If this Plan is terminated by action of the Board of Directors, all outstanding Options may be terminated.

         13.      WRITTEN AGREEMENT.

         Each Option granted hereunder shall be embodied in a written option agreement, which shall be subject to the terms and conditions prescribed above, and shall be signed by the optionee and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an option agreement shall contain such other provisions as the Committee in its discretion shall deem advisable.

         14.      INDEMNIFICATION OF COMMITTEE AND BOARD OF DIRECTORS.

         The Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of this Plan or any Option or Options granted hereunder by reason of the fact that such person is or was at any time a director of the Company or a member of the Committee against judgments, fines, penalties, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding. This right of indemnification shall inure to the benefit of the heirs, executors and administrators of each such person and is in addition to all other rights to which such person may be entitled by virtue of the bylaws of the Company or as a matter of law, contract or otherwise.

         15.      EFFECTIVE DATE OF AMENDED AND RESTATED PLAN.

         The amendment of this Plan shall become effective, subject to stockholder approval, on January 18, 2001. The amendment and restatement of this Plan, and all Options granted pursuant to the amendment and restatement of this Plan prior to stockholder approval, shall be void and of no further force and effect unless the amendment of this Plan shall have been approved by the requisite vote of the stockholders entitled to vote at a meeting of the stockholders of the Company called for such purpose prior to July 30, 2001. In the event such stockholder approval is not obtained, this Plan shall continue in existence with the terms and conditions in effect prior to the effective date of the amendment and restatement provided for hereby. No Option shall be granted pursuant to this Plan on or after September 30, 2003.


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